UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38082	47-2009094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards, Suite 7500
New York, New York	10001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange
6.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	KREF PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2021, KKR Real Estate Finance Trust Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, KKR Real Estate Finance Manager LLC and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten offering of 5,000,000 shares of the Company’s common stock, par value $0.01 per share, to be sold by the Company (the “Shares”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 750,000 Shares. The Shares are being offered pursuant to the Company’s Registration Statements on Form S-3 (Registration Nos. 333-226167 and 333-229043), as supplemented by the prospectus supplement dated October 27, 2021. The net proceeds (before expenses) from the offering of the Shares were approximately $108.8 million. The Company intends to use the net proceeds from the offering to acquire its assets in a manner consistent with its investment strategies and investment guidelines and for general corporate purposes.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

A copy of the opinion of Venable LLP, counsel to the Company, relating to the legality of the Shares is filed as Exhibit 5.1 hereto.

Item 3.03	Material Modification to Rights of Security Holders

As a result of the consummation of the equity offering described in Item 1.01 above, KKR & Co. and its affiliates no longer own at least 25% of the outstanding shares of the Company’s common stock and, as a result, the previous right of KKR REFT Asset Holdings LLC (“KKR REFT Asset Holdings”) to have voting power equal to a majority of votes cast in an election of directors pursuant to the share of special voting preferred stock held by it, as well as its right to nominate at least half of the directors to the Company’s board of directors pursuant to the stockholders agreement between the Company and certain of its stockholders, terminated as of November 1, 2021.  In addition, pursuant to the Company’s charter, as of such date the share of special voting preferred stock held by KKR REFT Asset Holdings was converted into one duly authorized, validly issued and non-assessable share of the Company’s common stock. As a result of these actions, the Company ceased to be a ‘‘controlled company’’ within the meaning of the New York Stock Exchange (“NYSE”) rules and the rules of the Securities and Exchange Commission. Certain exemptions from the NYSE’s corporate governance requirements will continue to be available to the Company until November 1, 2022 and it may elect to utilize those exemptions during this one-year transition period.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of October 27, 2021, among the Company, KKR Real Estate Finance Manager LLC and the underwriters named therein.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

	By:	/s/ Vincent Napolitano
		Name:	Vincent Napolitano
		Title:	General Counsel and Secretary

Date: November 1, 2021